Exhibit 1

TERMS AGREEMENT

April 29, 2013

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc. (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $475,000,000 aggregate principal amount of its 1.250% Notes due 2018 (the “2018 Notes”) and $175,000,000 aggregate principal amount of its 3.550% Notes due 2042 (the “2042 Notes” and, together with the 2018 Notes, the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-183150) (the “Registration Statement”) filed by the Company.  The 2042 Notes will be treated as part of the same series as, and have the same terms as the Company’s 3.55% Notes due 2042 outstanding on the date hereof and as described in the Prospectus Supplement.  Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on May 7, 2013 at 10:00 a.m. (the “Closing Date”) at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017.

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (August 8, 2012 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein.  Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the third and fourth sentences of the sixth paragraph, the second and third sentences of the seventh paragraph, and the eighth and ninth paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: August 8, 2012

Date of Preliminary Prospectus Supplement: April 29, 2013

Date of Prospectus Supplement: April 29, 2013

Time of Sale: 4:40 p.m., New York City time on April 29, 2013

Names and Addresses of Representatives:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901

The Offered Securities shall have the following terms:

Title:	1.250% Notes due 2018	3.550% Notes due 2042
Maturity:	November 7, 2018	November 7, 2042
Interest Rate:	1.250% per annum	3.550% per annum
Interest Payment Dates:	Interest will be payable on May 7 and November 7 of each year, as applicable, commencing November 7, 2013.	Interest will be payable on May 7 and November 7 of each year, as applicable, commencing November 7, 2013.
Redemption Provisions:
The Company may redeem the 2018 Notes at its option, at any time in whole or from time to time in part.

The redemption price for the 2018 Notes will be equal to the greater of:  (1) the principal amount of the 2018 Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the  2018 Make-Whole Amount for the notes being redeemed.

The Company may redeem the 2042 Notes at its option, at any time in whole or from time to time in part.

The redemption price for the 2042 Notes to be redeemed on any redemption date that is prior to May 7, 2042 will be equal to the greater of:  (1) the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2042 Make-Whole Amount for the notes being redeemed.

“2018 Make-Whole Amount” means, as determined by a 2018 Quotation Agent, the sum of the present values of the principal amount of the 2018 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2018 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2018 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

“2018 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2018 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the 2018 Comparable Treasury Issue shall be determined and the 2018 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent

The redemption price for the notes to be redeemed on any redemption date that is on or after May 7, 2042 will be equal to 100% of the principal amount of the notes being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

“2042 Make-Whole Amount” means, as determined by a 2042 Quotation Agent, the sum of the present values of the principal amount of the 2042 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2042 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2042 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the redemption date.

“2042 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2042 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the notes being redeemed, yields for the two published maturities most closely corresponding to the 2042 Comparable Treasury Issue shall be determined and the 2042 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or yield to maturity of the 2018 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.10%.

“2018 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2018 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2018 Notes.

“2018 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2018 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2018 Reference Treasury Dealer Quotations for such redemption date.

“2018 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2018 Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBS Securities Inc. and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2018 Reference Treasury Dealer Quotations” means, with respect to each 2018 Reference Treasury Dealer and any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2042 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.10%.

“2042 Comparable Treasury Issue” means the United States Treasury security selected by the 2042 Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2042 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2042 Notes.

“2042 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2042 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2042 Reference Treasury Dealer Quotations for such redemption date.

“2042 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2042 Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBS Securities Inc. and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2042 Reference Treasury Dealer Quotations” means, with respect to each 2042 Reference Treasury Dealer and any any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2018 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2018 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2042 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2042 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Purchase Price:	99.608% of the principal amount thereof	95.160% of the principal amount thereof
Public Offering Price:	99.958% of the principal amount thereof, plus accrued interest, if any, from May 7, 2013	96.035% of the principal amount thereof, plus accrued interest, if any, from May 7, 2013
Additional Terms:	None	None

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
RBS SECURITIES INC.

On behalf of themselves and
    as Representatives of the
    Several Underwriters

By:  Citigroup Global Markets Inc.

By:  /s/ Brain D. Bednarski
       Name:  Brain D. Bednarski
       Title:  Managing Director

By:  Credit Suisse Securities (USA) LLC

By:  /s/ Robert McMinn
       Name:  Robert McMinn
       Title:  Managing Director

By:  RBS Securities Inc.

By:  /s/ Moshe Tomkiewicz
       Name:  Moshe Tomkiewicz
       Title:  Managing Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:  /s/ Timothy S. Heenan
       Name:  Timothy S. Heenan
       Title:  Vice President - Tax and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of 2018 Notes to be Purchased	Amount of 2042 Notes to be Purchased
Citigroup Global Markets Inc.	$118,750,000	$43,750,000
Credit Suisse Securities (USA) LLC	118,750,000	43,750,000
RBS Securities Inc.	118,750,000	43,750,000
Deutsche Bank Securities Inc.	19,855,000	7,315,000
Wells Fargo Securities, LLC	19,855,000	7,315,000
BNY Mellon Capital Markets, LLC	19,760,000	7,280,000
J.P. Morgan Securities LLC	19,760,000	7,280,000
SG Americas Securities, LLC	19,760,000	7,280,000
U.S. Bancorp Investments, Inc.	19,760,000	7,280,000
Total	$475,000,000	$175,000,000

Exhibit 1 – Pricing Term Sheet

$475,000,000 1.250% Notes due 2018

$175,000,000 3.550% Notes due 2042

Issuer:	Praxair, Inc.
Trade Date:	April 29, 2013
Settlement Date:	May 7, 2013 (T+6)
	2018 Notes	2042 Notes
Title of Securities:	1.250% Notes due 2018	3.550% Notes due 2042
Principal Amount:	$475,000,000
$175,000,000. The 2042 Notes offered hereby will be part of the same series of notes as the $300,000,000 aggregate principal amount of 3.550% Notes due 2042 issued and sold by Praxair, Inc. on November 7, 2012.

CUSIP / ISIN:	74005P BH6 / US74005PBH64	74005P BD5 / US74005PBD50
Maturity Date:	November 7, 2018	November 7, 2042
Benchmark Treasury:	T 0.625% due April 2018	T 2.750% due November 2042
Benchmark Treasury Price and Yield:	99.7421875 and 0.678%	97.15625 and 2.894%
Spread to Benchmark Treasury:	58 basis points	88 basis points
Yield to Maturity:	1.258%	3.774%
Interest Rate:	1.250% per annum	3.550% per annum
Public Offering Price (Issue Price):	99.958% of the Principal Amount thereof	96.035% of the Principal Amount thereof
Interest Payment Dates:	Semi-annually in arrears on each May 7 and November 7 commencing November 7, 2013	Semi-annually in arrears on each May 7 and November 7 commencing November 7, 2013
Redemption Provisions:
Make-Whole Call:	Treasury Rate plus 10 basis points	Treasury Rate plus 10 basis points prior to May 7, 2042
Par Call:	N/A	On or after May 7, 2042
Joint Bookrunners:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC RBS Securities Inc.
Co-Managers:	BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC SG Americas Securities, LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

We expect that delivery of the notes will be made to investors on or about May 7, 2013, which will be the sixth business day following the date of this final term sheet (such settlement being referred to as “T+6”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+6, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll free at 1-800-831-9146, Credit Suisse Securities (USA) LLC, toll free at 1-800-221-1037, or RBS Securities Inc., toll free at 1-866-884-2071.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.